Exhibit 99.1

SWISHER HYGIENE INC. RESPONDS TO UNSOLICITED INTENDED TENDER OFFER

FORT LAUDERDALE, FL – May 23, 2016 – Swisher Hygiene Inc. (the “Company”) (OTCQB: SWSH) has received a press release advising of an intended unsolicited cash tender offer by Andrew Stranberg to purchase up to 100% of the shares of Swisher Hygiene Inc. common stock at a price of $0.98 per share, while urging stockholders to “reject” the Company’s Plan of Dissolution.  Upon reviewing the press release, the Company notes the following:

●
An offer to purchase or related letter of transmittal has not been filed with the Securities and Exchange Commission nor provided to the Company for review, nor has any date or timeframe been provided concerning when or if the intended tender offer would ever commence.  As such, the Company has no factual basis on which it can seriously evaluate the substance and viability of Mr. Stranberg’s intention.

●
The press release indicates the Company’s Plan of Dissolution may at this time be rejected by the Company's stockholders.  As clearly noted in numerous Company public filings, on October 15, 2015, the Company’s stockholders voted on and approved by an overwhelming margin the Plan of Dissolution currently being implemented by the board of directors.  No further stockholder approval is required to implement the Plan of Dissolution.

●
The notification indicates that the offer will not be subject to a financing contingency, but fails to provide information of a credible financing commitment or other basis which would indicate Mr. Stranberg’s financial ability to complete his intended cash tender offer, should he proceed.

●
The press release identifies certain risks and uncertainties to Mr. Stranberg’s intended proposal, including “the risk that the expected benefits to Swisher’s stockholders from the tender offer may not be realized or maintained.”

Without a substantive offer to purchase and related letter of transmittal, Swisher’s stockholders and its board of directors have no ability to make an informed decision on Mr. Stranberg’s intended proposal and the Company’s board of directors has no factual basis on which to consider delaying the previously announced filing of the Certificate of Dissolution on May 27, 2016.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute "forward-looking information" or "forward-looking statements" within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words "plans," "expects," "is expected," "scheduled," "estimates," or "believes," or similar words or variations of such words and phrases or statements that certain actions, events or results "may," "could," "would," "might," or "will be taken," "occur," and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to the Company including information obtained by the Company from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com, and the Company’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is an OTCQB listed company that closed on the sale of its U.S. operations to Ecolab Inc. on November 2, 2015.  For more information, please visit www.swshinvestors.com.

For Further Information, Please Contact:
Swisher Hygiene Inc.

Investor Contact:
Garrett Edson, ICR
Phone: (203) 682-8331